Exhibit 99.1

Old Second Bancorp, Inc.

For Immediate Release

(Nasdaq: OSBC)		January 20, 2006

Contact:	J. Douglas Cheatham
Chief Financial Officer
(630) 906-5484

Old Second Bancorp, Inc. Announces Fourth Quarter Earnings

AURORA, Illinois – Old Second Bancorp, Inc. (Nasdaq: OSBC) today announced fourth quarter earnings of $7.7 million, compared to $8.4 million in the fourth quarter of 2004. In the fourth quarter of 2004, the Company released $2.9 million of the allowance for loan losses compared to $460,000 released in fourth quarter of 2005.  Earnings per diluted share were $0.57 in the fourth quarter of 2005, down from $0.62 in the fourth quarter of 2004.  Net income was $27.7 million for the year 2005, an increase of $1.4 million or 5.3% over 2004. Earnings per diluted share for 2005 were $2.03, up $0.09 from $1.94 in 2004. Continued loan growth and an increase in non-interest income contributed to the increase in earnings for the year.  Earnings for 2004 were impacted by a $1.75 million charge for the settlement of a damage award in the second quarter of that year.

Net interest income increased $1.5 million, or 8.4%, when comparing the fourth quarter of 2005 to the fourth quarter of 2004. This increase was the result of higher average earning assets, partially offset by a lower net interest margin. The net interest margin (on a tax equivalent basis) was 3.60% in the fourth quarter of 2005 and 3.64% for the year 2005, compared with 3.71% in the fourth quarter of 2004 and 3.78% for the year 2004. Higher interest expense, due to an increase in deposits and other short-term borrowings and an increase in average rates paid on deposits and other short-term borrowings, contributed to the decline in net interest margin. The increase in deposits and other short-term borrowings provided funding for strong loan growth.

The Company recorded a negative provision for loan losses of $460,000 in the fourth quarter of 2005, reducing the year to date provision to $353,000 for 2005.  The Company did not make a provision for loan losses during the first nine months of 2004, and recorded a negative provision of $2.9 million in the fourth quarter of 2004.  Provisions for loan losses are made to provide for probable and estimable losses inherent in the loan portfolio.  The determination by management to reduce the allowance for loan losses was based on a number of factors, including improving the quality of the loan portfolio and favorable loan loss experience. Net charge offs in the fourth quarter of 2005 were $50,000 compared to net recoveries of $225,000 in the same period in 2004. Net charge offs in 2005 were $519,000 compared to net recoveries of $94,000 in the same period in 2004.  Non-performing assets increased from $5.2 million at year-end 2004 to $6.8 million at year-end 2005.

Non-interest income was $7.2 million during the fourth quarter of 2005, an increase of $598,000, or 9.1%, compared to the fourth quarter of 2004.  Non-interest income was $28.1 million during 2005, an increase of $2.2 million, or 8.6%, compared to 2004. Trust income increased to $1.8 million during the fourth quarter of 2005 and to $6.6 million for the year, an increase of $301,000 and $837,000 respectively, from the prior year.  Trust income increased in 2005 due to higher levels of assets under management and higher estate fees. Assets under management increased to over $1 billion in the fourth quarter of 2005 and continue to increase as a result of improved equity markets and new business development.

Service charges on deposits increased from $2.0 million in the fourth quarter of 2004 to $2.2 million in the fourth quarter of 2005.  Year to date service charges on deposits were $8.3 million for 2005 compared to $7.6 million for 2004.  Deposit service charges for the quarter increased primarily as a result of deposit growth.

The purchase of bank owned life insurance (BOLI) during the second quarter of 2004 resulted in an increase in other income for 2005 of $287,000 over 2004.  Mortgage-related non-interest income, principally gains on sales of mortgage loans, totaled $1.5 million in the fourth quarter of 2005 and $1.6 million in the same period of 2004.  Year to date mortgage-related non-interest income increased from $6.5 million for the year 2004 to $6.7 million for the year 2005.

Non-interest expense was $15.0 million during the fourth quarter of 2005, an increase of $795,000, or 5.6%, from $14.2 million in the fourth quarter of 2004.  Salaries and benefits expense, the largest component of non-interest expense, was $8.8 million during the fourth quarter of 2005, an increase of $475,000, or 5.7%, from $8.3 million in the fourth quarter of 2004.  Salaries and benefits expense was $35.6 million during the year 2005, an increase of $2.0 million, or 6.1%, from $33.6 million in 2004.  The increase in salaries and benefits was primarily related to annual merit increases in employee salaries and bonuses as our total number of employees has remained steady, with 548 full-time equivalent employees as of December 31, 2005, as compared with 550 one year earlier.

There were three new branch openings in 2005, bringing the number of our locations to twenty-seven bank branches and four mortgage offices.  Although the Company has expanded into and developed new markets, the Company continues to increase efficiencies by centralization of functions.  Net occupancy expenses were offset in 2005 by a reduction in the estimated accrual for occupancy related expenses.

Other expense increased from $3.6 million in the fourth quarter of 2004 to $3.9 million in the fourth quarter of 2005.  Other expense increased from $13.5 million in the year 2004 to $15.7 million in 2005.  Activities relating to geographic expansion and marketing, as well as to rising costs related to Sarbanes-Oxley compliance, all contributed to the increase. Non-interest expense in 2004 also included a $1.75 million charge for the settlement of a damage award.

Total assets were $2.37 billion as of December 31, 2005, an increase of $261.0 million, or 12.4%, from $2.11 billion as of December 31, 2004.  Total loans were $1.70 billion as of December 31, 2005, an increase of  $195.3 million, or 12.9%, from $1.51 billion as of December 31, 2004.  The largest increase was in real estate construction loans, which rose $92.3 million, or 34.3% since December 31, 2004.  Commercial and residential real estate loans increased $75.5 million and $36.8 million, respectively, since December 31, 2004. These changes reflected the continuing loan demand in the Company’s markets. The loan portfolio generally reflects the profile of the communities in which the Company operates. Because the Company is located in growing areas, real estate lending (including commercial, residential, and construction) is a significant portion of the portfolio. These categories comprised 88.2% of the portfolio as of December 31, 2005 compared to 86.0% of the portfolio as of December 31, 2004.

Total deposits were $1.94 billion as of December 31, 2005, an increase of $136.4 million, or 7.6%, from $1.80 billion as of December 31, 2004.  Time deposits increased $91.2 million from $784.9 million to $876.1 million, or 11.6%, during 2005.  Savings deposits increased $31.4 million, or 4.1%, during 2005, from $763.6 million to $795.0 million.  Pricing and sales strategies targeted growth in transactional deposit accounts and customer reinvestment of maturing time deposit balances in longer-term maturities.  Successful selling efforts in these areas resulted in an increase in core funding sources and new account relationships.

Non-GAAP Presentations: Management uses certain non-GAAP ratios to evaluate and measure the Company’s performance.  Management presents a net interest margin calculation. The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period. Management believes this measure provides investors with information regarding balance sheet profitability. Management also presents an efficiency ratio that is non-GAAP. The efficiency ratio is calculated by dividing adjusted non-interest expense by the sum of net interest income on a tax equivalent basis and adjusted non-interest income. Management believes this measure provides investors with information regarding the Company’s operating efficiency and how management evaluates performance internally. The tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward Looking Statements: This report may contain forward-looking statements. Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the company’s beliefs as of the date of this release. Actual events and results may differ significantly from those described in such forward looking statements, due to changes in the economy, interest rates or other factors. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, please review our filings with the Securities and Exchange Commission.

Financial Highlights (unaudited)

In thousands, except share data

	Quarter Ended December 31,		Year-ended December 31,
	2005	2004	2005	2004
Summary Income Statement:
Net interest income	$19,040	$17,560	$73,999	$68,359
Provision for loan losses	(460)	(2,900)	353	(2,900)
Noninterest income	7,198	6,600	28,149	25,914
Noninterest expense	15,041	14,246	60,500	57,608
Income taxes	3,915	4,406	13,612	13,278
Net income	7,742	8,408	27,683	26,287

Key Ratios (annualized):
Return on average assets	1.33%	1.62%	1.24%	1.34%
Return on average equity	20.35%	25.26%	19.11%	20.86%
Net interest margin (tax equivalent)	3.60%	3.71%	3.64%	3.78%
Efficiency ratio	55.79%	57.70%	57.64%	58.35%
Tangible capital to assets	6.33%	6.28%	6.33%	6.28%
Total capital to risk weighted assets	10.92%	11.06%	10.92%	11.06%
Tier 1 capital to risk weighted assets	10.09%	10.09%	10.09%	10.09%
Tier 1 capital to average assets	8.02%	7.85%	8.02%	7.85%

Per Share Data:
Basic earnings per share	$0.57	$0.63	$2.05	$1.96
Diluted earnings per share	$0.57	$0.62	$2.03	$1.94
Dividends declared per share	$0.13	$0.12	$0.51	$0.46
Book value per share	$11.26	$10.06	$11.26	$10.06
Tangible book value per share	$11.08	$9.84	$11.08	$9.84
Ending number of shares outstanding	13,520,073	13,424,346	13,520,073	13,424,346
Average number of shares outstanding	13,499,232	13,421,970	13,486,598	13,413,263
Diluted average shares outstanding	13,675,909	13,584,022	13,661,024	13,535,881

End of Period Balances:
Loans	$1,704,382	$1,509,076	$1,704,382	$1,509,076
Deposits	1,935,278	1,798,849	1,935,278	1,798,849
Stockholders’ equity	152,262	134,988	152,262	134,988
Total earning assets	2,194,733	1,978,677	2,194,733	1,978,677
Total assets	2,366,057	2,105,019	2,366,057	2,105,019

Average Balances:
Loans	$1,677,614	$1,486,627	$1,617,557	$1,421,483
Deposits	1,946,157	1,821,325	1,883,351	1,684,377
Stockholders’ equity	150,950	132,437	144,843	125,998
Total earning assets	2,174,789	1,946,135	2,107,496	1,858,710
Total assets	2,317,811	2,063,307	2,239,325	1,966,015

	Year end	Year Ended
	December 31, 2005	December 31, 2004
Asset Quality:
Nonaccrual loans	$3,845	$5,129
Restructured loans	—	—
Loans past due 90 days	2,752	116
Nonperforming loans	6,597	5,245
Other real estate	251	—
Nonperforming assets	6,848	5,245

Charge-offs	1,049	757
Recoveries	530	851
Net charge-offs (recoveries)	519	(94)
Provision for loan losses	353	(2,900)
Allowance for loan losses to loans	0.90%	1.03%

Major Classifications of Loans
	December 31,	December 31,
	2005	2004
Commercial and industrial	$168,314	$171,058
Real estate - commercial	590,328	514,782
Real estate - construction	361,859	269,537
Real estate - residential	550,823	514,020
Installment	35,236	42,155
	1,706,560	1,511,552
Unearned origination fees	(2,178)	(2,476)
	$1,704,382	$1,509,076

Major Classifications of Deposits
	December 31,	December 31,
	2005	2004
Noninterest bearing	$264,124	$250,328
Savings	117,849	123,981
NOW accounts	244,728	234,757
Money market accounts	432,451	404,899
Certificates of deposits of less than $100,000	554,618	510,231
Certificates of deposits of $100,000 or more	321,508	274,653
	$1,935,278	$1,798,849

Old Second Bancorp, Inc.

Consolidated Balance Sheets

(In thousands)

	(Unaudited) December 31, 2005	December 31, 2004
Assets
Cash and due from banks	$67,861	$58,600
Interest bearing balances with banks	105	62
Cash and cash equivalents	67,966	58,662
Securities available for sale	478,849	452,942
Loans held for sale	11,397	16,597
Loans	1,704,382	1,509,076
Allowance for loan losses	15,329	15,495
Net loans	1,689,053	1,493,581
Premises and equipment, net	42,485	36,208
Other real estate owned	251	—
Mortgage servicing rights, net	2,271	317
Goodwill, net	2,130	2,130
Core deposit intangible assets, net	355	710
Bank owned life insurance	41,627	20,670
Accrued interest and other assets	29,673	23,202
Total assets	$2,366,057	$2,105,019

Liabilities
Deposits:
Demand	$264,124	$250,328
Savings	795,028	763,637
Time	876,126	784,884
Total deposits	1,935,278	1,798,849
Securities sold under repurchase agreements	57,625	45,242
Other short-term borrowings	168,851	75,786
Junior subordinated debentures	31,625	31,625
Notes payable	3,200	2,700
Accrued interest and other liabilities	17,216	15,829
Total liabilities	2,213,795	1,970,031

Stockholders’ Equity
Common stock	16,592	16,497
Additional paid-in capital	13,746	12,480
Retained earnings	176,824	156,025
Accumulated other comprehensive (loss) income	(4,562)	324
Treasury stock	(50,338)	(50,338)
Total stockholders’ equity	152,262	134,988
Total liabilities and stockholders’ equity	$2,366,057	$2,105,019

Old Second Bancorp, Inc.

Consolidated Statements of Income

(In thousands, except share data)

	(Unaudited) Three Months Ended December 31,		Year to Date December 31,
	2005	2004	2005	2004
Interest Income
Loans, including fees	$28,276	$22,122	$102,649	$82,666
Loans held for sale	143	241	690	782
Securities:
Taxable	3,279	2,655	12,064	10,624
Tax-exempt	1,213	961	4,810	3,265
Federal funds sold	—	9	7	58
Interest bearing deposits	1	—	3	3
Total interest income	32,912	25,988	120,223	97,398
Interest Expense
Savings deposits	3,761	2,032	11,988	6,421
Time deposits	7,660	5,434	26,052	18,602
Repurchase agreements	406	174	1,303	450
Other short-term borrowings	1,388	151	4,308	1,037
Notes payable	40	20	125	43
Junior subordinated debentures	617	617	2,448	2,486
Total interest expense	13,872	8,428	46,224	29,039
Net interest income	19,040	17,560	73,999	68,359
Provision for loan losses	(460)	(2,900)	353	(2,900)
Net interest income after provision for loan losses	19,500	20,460	73,646	71,259
Noninterest Income
Trust income	1,786	1,485	6,644	5,807
Service charges on deposits	2,188	2,044	8,291	7,634
Secondary mortgage fees	214	217	973	866
Gain on sale of loans	1,176	1,396	5,535	5,579
Securities (losses) gains, net	(9)	35	(14)	512
Bank owned life insurance	305	225	957	670
Other income	1,538	1,198	5,763	4,846
Total noninterest income	7,198	6,600	28,149	25,914
Noninterest Expense
Salaries and employee benefits	8,765	8,290	35,645	33,603
Occupancy expense, net	1,086	968	3,695	3,780
Furniture and equipment expense	1,239	1,255	5,066	4,586
Amortization of core deposit intangible assets	89	89	355	355
Litigation settlement	—	—	—	1,750
Other expense	3,862	3,644	15,739	13,534
Total noninterest expense	15,041	14,246	60,500	57,608
Income before income taxes	11,657	12,814	41,295	39,565
Provision for income taxes	3,915	4,406	13,612	13,278
Net income	$7,742	$8,408	$27,683	$26,287
Basic earnings per share	$0.57	$0.63	$2.05	$1.96
Diluted earnings per share	$0.57	$0.62	$2.03	$1.94

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

Quarters ended December 31, 2005 and 2004

(Dollar amounts in thousands- unaudited)

	2005			2004
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Assets
Interest bearing deposits	$119	$1	3.36%	$62	$1	2.28%
Federal funds sold	—	—	—	2,015	9	1.79
Securities:
Taxable	346,019	3,279	3.79	328,191	2,655	3.24
Non-taxable (tax equivalent)	141,457	1,867	5.28	111,444	1,478	5.30
Total securities	487,476	5,146	4.22	439,635	4,133	3.76
Loans and loans held for sale	1,687,194	28,476	6.70	1,504,423	22,411	5.93
Total interest earning assets	2,174,789	33,623	6.13	1,946,135	26,554	5.43
Cash and due from banks	54,263	—	—	54,151	—	—
Allowance for loan losses	(15,343)	—	—	(18,202)	—	—
Other noninterest-bearing assets	104,102	—	—	82,589	—	—
Total assets	$2,317,811			$2,064,673

Liabilities and Stockholders’ Equity
Interest bearing transaction accounts	$704,013	3,622	2.04	$667,356	1,957	1.17
Savings accounts	118,953	139	0.46	121,746	75	0.25
Time deposits	863,707	7,660	3.52	784,881	5,434	2.75
Interest bearing deposits	1,686,673	11,421	2.69	1,573,983	7,466	1.89
Repurchase agreements	46,213	406	3.49	39,468	174	1.75
Federal funds purchased and other borrowed funds	121,754	1,388	4.52	20,368	151	2.95
Junior subordinated debentures	31,625	617	7.80	31,625	617	7.76
Notes payable	3,200	40	5.00	2,700	20	2.19
Total interest bearing liabilities	1,889,465	13,872	2.91	1,668,144	8,428	2.01
Noninterest bearing deposits	259,484	—	—	247,342	—	—
Accrued interest and other liabilities	17,912	—	—	16,750	—	—
Stockholders’ equity	150,950	—	—	132,437	—	—
Total liabilities and stockholders’ equity	$2,317,811			$2,064,673
Net interest income (tax equivalent)		$19,751			$18,126
Net interest income (tax equivalent) to total earning assets			3.60%			3.71%
Interest bearing liabilities to earnings assets	86.88%			85.72%

Notes: Nonaccrual loans are included in the above stated average balances.

Tax equivalent basis is calculated using a marginal tax rate of 35%.

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

Years ended December 31, 2005 and 2004

(Dollar amounts in thousands- unaudited)

	2005			2004
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Assets
Interest bearing deposits	$361	$3	0.83%	$307	$4	1.14%
Federal funds sold	216	7	3.24	3,967	58	1.47
Securities:
Taxable	338,167	12,064	3.57	320,185	10,624	3.32
Non-taxable (tax equivalent)	139,137	7,400	5.32	97,221	5,023	5.17
Total securities	477,304	19,464	4.08	417,406	15,647	3.75
Loans and loans held for sale	1,629,615	103,551	6.35	1,437,030	83,653	5.82
Total interest earning assets	2,107,496	123,025	5.84	1,858,710	99,362	5.35
Cash and due from banks	55,061	—	—	52,228	—	—
Allowance for loan losses	(15,522)	—	—	(18,295)	—	—
Other noninterest-bearing assets	92,290	—	—	74,756	—	—
Total assets	$2,239,325			$1,967,399

Liabilities and Stockholders’ Equity
Interest bearing transaction accounts	$237,027	1,699	0.72	$239,453	956	0.40
Savings accounts	573,334	10,289	1.79	520,999	5,465	1.05
Time deposits	819,341	26,052	3.18	696,013	18,602	2.67
Interest bearing deposits	1,629,702	38,040	2.33	1,456,465	25,023	1.72
Repurchase agreements	45,993	1,303	2.83	37,006	450	1.22
Federal funds purchased and other borrowed funds	114,545	4,308	3.76	71,515	1,037	1.45
Junior subordinated debentures	31,625	2,448	7.74	31,625	2,486	7.86
Notes payable	2,910	125	4.30	1,638	43	2.63
Total interest bearing liabilities	1,824,775	46,224	2.53	1,598,249	29,039	1.82
Noninterest bearing deposits	253,649	—	—	227,912	—	—
Accrued interest and other liabilities	16,058	—	—	15,240	—	—
Stockholders’ equity	144,843	—	—	125,998	—	—
Total liabilities and stockholders’ equity	$2,239,325			$1,967,399
Net interest income (tax equivalent)		$76,801			$70,323
Net interest income (tax equivalent) to total earning assets			3.64%			3.78%
Interest bearing liabilities to earnings assets	86.58%			85.99%

Notes: Nonaccrual loans are included in the above stated average balances.

Tax equivalent basis is calculated using a marginal tax rate of 35%.

The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Interest income (GAAP)	$32,912	$25,988	$120,223	$97,398
Taxable-equivalent adjustment - Loans	57	49	212	206
Taxable-equivalent adjustment - Investments	654	517	2,590	1,758
Interest income - FTE	33,623	26,554	123,025	99,362
Interest expense (GAAP)	13,872	8,428	46,224	29,039
Net interest income - FTE	$19,751	$18,126	$76,801	$70,323
Net interest income - (GAAP)	$19,040	$17,560	$73,999	$68,359
Average interest earning assets	$2,174,789	$1,946,135	$2,107,496	$1,858,710
Net interest margin (GAAP)	3.47%	3.59%	3.51%	3.68%
Net interest margin - FTE	3.60%	3.71%	3.64%	3.78%

	Three Months Ended December 31,		Year-to-date December 31,
	2005	2004	2005	2004
Noninterest expense (excluding Litigation settlement)	$15,041	$14,246	$60,500	$55,858
Noninterest income (excluding securities gains/losses)	7,207	6,565	28,163	25,402
Net interest income (GAAP)	19,040	17,560	73,999	68,359
Taxable-equivalent adjustment - Loans	57	49	212	206
Taxable-equivalent adjustment - Investments	654	517	2,590	1,758
Net interest income - FTE	19,751	18,126	76,801	70,323
Noninterest income plus net interest income - FTE	26,958	24,691	104,964	95,725
Efficiency ratio	55.79%	57.70%	57.64%	58.35%